THE AMEX MEMBERSHIP CORPORATION 86 TRINITY PLACE NEW YORK, NEW YORK 10006

Exhibit 99.5

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until          Eastern Time on             ,             , 2008. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until          Eastern Time on             ,             , 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy and return it in the postage paid envelope provided or return it to the American Stock Exchange, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by the close of business on             ,             , 2008.

The proxies cannot vote unless you sign and return this proxy card. The proxy will be voted as directed. However, if you return a signed proxy and no direction is given, the proxies will cast a vote in accordance with the recommendation of the board of directors of MC and, therefore, “FOR” each proposal.

TO VOTE, MARK THE BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

THE AMEX MEMBERSHIP CORPORATION (“MC”)

Special Meeting of Regular Members and Options Principal Members –                     , 2008

This proxy is solicited on behalf of the board of directors of MC.

The proxy will be voted as directed, or, if you return a signed proxy and no direction is given, the proxies will cast a vote on behalf of the person executing the proxy in accordance with the recommendation of the board of directors of MC and, therefore, FOR each proposal.

The board of directors of MC recommends a vote FOR the proposals.

Proposals:	For	Against	Abstain

(1)    To approve and adopt the Agreement and Plan of Merger, dated as of January 17, 2008 (the “merger agreement”), by and among NYSE Euronext, Amsterdam Merger Sub, LLC, MC, AMC Acquisition Sub, Inc., American Stock Exchange Holdings, Inc., American Stock Exchange LLC and American Stock Exchange 2, LLC, the transactions contemplated by the merger agreement, whereby a successor to Amex will become an indirect wholly owned subsidiary of NYSE Euronext, and other actions as disclosed in the proxy statement/prospectus.

	☐	☐	☐	*

(2)    To approve any proposal that may be made by the chairman of the board of directors of MC to adjourn or postpone the Special Meeting for the purpose of soliciting proxies with respect to the above-mentioned proposal.

	☐	☐	☐

The person authorized to vote on behalf of this membership should sign in the Box below. If signing as attorney, executor, administrator, trustee, guardian or any representative or fiduciary capacity, give full title as such. (If you do not vote by telephone or Internet, please vote above, sign, date, and return this proxy in the enclosed postage-paid envelope.)

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any postponements or adjournments thereof.

Signature (PLEASE SIGN WITHIN BOX)	Date

*If you abstain from voting on this proposal, it will have the same effect as a vote “against” the proposal

YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please vote on the reverse side by checking the appropriate box, sign and date this proxy form and return it promptly in the enclosed postage-paid envelope so your vote may be counted in the final tabulation.

If you do not vote by telephone, Internet or mail a proxy, your vote will not count unless you vote in person at the Special Meeting.

If you have any questions, please contact MacKenzie Partners, Inc. at:

Call Toll-Free: 1-800-322-2885

Call Collect: 1-212-929-5500

proxy@mackenziepartners.com

THE AMEX MEMBERSHIP CORPORATION                                                              FORM OF PROXY

This proxy is solicited on behalf of The Amex Membership Corporation (“MC”) for the Special Meeting of Regular Members and Options Principal Members on             ,             , 2008.

The undersigned hereby appoints                      and                     , or any one of them, as proxies, with full power of substitution to represent and to vote the membership interest of the undersigned in MC on all matters that may come before the Special Meeting of Regular Members and Options Principal Members, to be held on             ,             , 2008, or any adjournment or postponement thereof. The proxies shall vote as specified on the reverse. On other matters that may come before the Special Meeting, the proxies will vote in accordance with their best judgment, including voting them for any proposal to adjourn the Special Meeting to another time if a quorum is not present at the Special Meeting or for the purpose of soliciting additional proxies to adopt the proposal set forth herein.

If you return a signed proxy and no direction is given, the proxies will cast a vote in accordance with the recommendation of the board of directors of MC and, therefore, “FOR” each proposal.

(Please vote on the reverse side, sign and date your proxy and return it in the enclosed postage-paid envelope.)

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE VOTE ON THE REVERSE SIDE, SIGN,

DATE AND RETURN PROMPTLY.